EXHIBIT 99.1

SMTC Reports Third Quarter Results

  Reports third quarter revenue of $55.5 million compared to $58.0 million in the second quarter.
  Reports $2.0 million in adjusted EBITDA compared to $1.5 million in the second quarter.
  Gross profit was 8.5% compared to 10.0% in the second quarter. Excluding unrealized foreign exchange impacts, gross profit was 9.9% compared to 8.6% in the prior quarter.
  Net loss reported of $0.6 million compared to net earnings of $0.03 million in prior quarter.
  During the quarter, a new three-year extension to the revolving credit facility was signed with PNC.

TORONTO, Nov. 6, 2014 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) ("SMTC"), a global electronics manufacturing services provider, today announced third quarter 2014 unaudited results.

Revenue for the third quarter was $55.5 million compared to $58.0 million in the second quarter. The decrease in revenue was mainly attributable to lower demand from one customer.

A net loss of $0.6 million was incurred in the current quarter compared to net earnings of $0.03 million in prior quarter. However, when excluding the unrealized foreign exchange loss of $0.8 million, net earnings were $0.2 million compared to a net loss of $0.8 million in the second quarter when excluding the unrealized foreign exchange gain of $0.8 million.

Chief Executive Officer Sushil Dhiman stated "I am pleased with the continued margin and cost improvements. While our revenue declined from the prior quarter, I look forward to our fourth quarter results where we expect to see our new customer wins ramp up leading to greater revenue levels in 2015."

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is computed as net earnings (loss) from continuing operations excluding depreciation, restructuring charges, unrealized foreign exchange gains/losses on foreign exchange forward contracts, interest and income tax expense. SMTC Corporation provides adjusted EBITDA as a measure of the operational performance of SMTC's core business. A reconciliation of adjusted EBITDA to net earnings (loss) is included in the attachment. Management uses this non-GAAP financial measure internally in analyzing SMTC's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing SMTC's performance and when planning, forecasting and analyzing future periods. SMTC believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles and may be different from similar non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA along with other financial performance measures, including revenue, gross profit and net earnings (loss), presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from these forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the electronic manufacturing services ("EMS") industry, component shortages, our ability to remediate our previous disclosed internal control weaknesses and others discussed in SMTC's periodic reports filed with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end EMS including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Mexico, and China, with more than 1,500 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

Revenue	$ 55,528	$ 72,893	$ 171,535	$ 203,236
Cost of sales	50,794	67,055	156,637	189,203
Gross profit	4,734	5,838	14,898	14,033
Selling, general and administrative expenses	4,479	4,533	13,226	14,602
Gain on sale of property,plant and equipment	23	--	23	(101)
Contingent consideration	--	--	--	250
Restructuring charges	187	289	1,366	1,443
Operating earnings (loss)	45	1,016	283	(2,161)
Interest expense	470	432	1,337	1,261
Earnings (loss) before income taxes	(425)	584	(1,054)	(3,422)
Income tax expense (recovery)
Current	129	(35)	574	811
Deferred	34	--	32	(16)
	163	(35)	606	795
Net earnings (loss), also being comprehensive income (loss)	$ (588)	$ 619	$ (1,660)	$ (4,217)

Basic earnings(loss) per share	$ (0.04)	$ 0.04	$ (0.10)	$ (0.26)
Diluted earnings (loss) per share	$ (0.04)	$ 0.04	$ (0.10)	$ (0.26)

Weighted average number of shares outstanding
Basic	16,417,276	16,360,860	16,417,274	16,350,359
Diluted	16,417,276	16,390,378	16,417,274	16,350,359

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	September 28, 2014	December 29, 2013
Assets

Current assets:
Cash	$ 2,840	$ 3,295
Accounts receivable - net	28,344	30,821
Inventories	37,241	36,776
Prepaid expenses	1,065	1,632
Income taxes receivable	472	472
Current portion of deferred income taxes	1,486	1,486
	71,448	74,482
Property, plant and equipment	18,135	18,219
Deferred financing costs	98	275
Deferred income taxes	786	818
	$ 90,467	$ 93,794
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 30,234	$ 33,231
Accrued liabilities	6,294	6,443
Income taxes payable	432	775
Revolving credit facility	21,747	20,222
Current portion of capital lease obligations	1,114	1,482
	59,821	62,153
Capital lease obligations	1,016	519

Shareholders' equity:
Capital stock	390	390
Additional paid-in capital	263,900	263,732
Deficit	(234,660)	(233,000)
	29,630	31,122
	$ 90,467	$ 93,794

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Operations:
Net earnings (loss)	$ (588)	$ 619	$ (1,660)	$ (4,217)
Items not involving cash:
Depreciation	1,028	901	3,135	2,818
Unrealized (gain) loss on derivative financial instrument	753	(139)	(136)	965
Gain on sale of property, plant and equipment	23	--	23	(101)
Deferred income taxes	34	--	32	(16)
Non-cash interest	137	101	377	286
Stock-based compensation	63	(41)	168	140
Contingent consideration	--	--	--	250
Change in non-cash operating working capital:
Accounts receivable	2,164	(7,317)	2,477	(3,346)
Inventories	1,955	102	(465)	5,790
Prepaid expenses	347	131	567	813
Income taxes payable	8	(162)	(343)	(143)
Accounts payable	(5,446)	4,795	(3,077)	(6,389)
Accrued liabilities	115	(1,817)	(153)	(2,127)
	593	(2,827)	945	(5,277)
Financing:
Increase (decrease) in revolving debt	(3)	5,328	1,525	12,574
Repayment of term facility	--	(1,158)	--	(3,473)
Principal payment of capital lease obligations	(560)	(623)	(1,574)	(1,767)
Proceeds from sales leaseback	--	--	--	988
Payment of contingent consideration	--	(234)	--	(798)
Proceeds from issuance of common stock	--	--	--	11
Payment of financing fees	(100)	(50)	(200)	(100)
	(663)	3,263	(249)	7,435
Investing:
Purchase of property, plant and equipment	(339)	(899)	(1,181)	(2,241)
Proceeds from sale of property, plant and equipment	20	--	30	406
	(319)	(899)	(1,151)	(1,835)
Increase (decrease) in cash	(389)	(463)	(455)	323
Cash, beginning of period	3,229	2,989	3,295	2,203
Cash, end of the period	$ 2,840	$ 2,526	$ 2,840	$ 2,526

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net earnings (loss)	$ (588)	$ 619	$ (1,660)	$ (4,217)
Add:
Interest	470	432	1,337	1,261
Unrealized (gain)/loss on derivative instrument	753	(139)	(136)	965
Income tax expense	163	(35)	606	795
Depreciation	1,028	901	3,135	2,818
Restructuring charges	187	289	1,366	1,443
Adjusted EBITDA	2,013	2,067	4,648	3,065

CONTACT: Investor Relations Information:
         Blair McInnis
         Corporate Controller
         Telephone: (905) 413.1222
         Email: blair.mcinnis@smtc.com

         Public Relations Information:
         Tom Reilly
         Director of Marketing
         Telephone: (905) 413.1188
         Email: publicrelations@smtc.com